SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2007

GRILL CONCEPTS, INC.

(Exact name of registrant as specified in Charter)

Delaware	0-23326	13-3319172
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

11661 San Vicente Blvd., Suite 404

Los Angeles, California 90049

(Address of Principal Executive Offices)(Zip Code)

310-820-5559

(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 13, 2007, Grill Concepts, Inc. (the “Company”) announced that Rudolph Borneo would accept a nomination and election as a director at the Company’s scheduled June 20, 2007 shareholders meeting. The board of directors intends to submit Mr. Borneo as a substitute nominee for election as a director to replace Robert Fell who previously withdrew his nomination for election as a director.

Mr. Borneo, age 66, is currently Vice Chairman and Director of Stores, Macy’s, a division of Federated Department Stores, Inc. Mr. Borneo served as President of Macy’s California from 1989 to 1992 and President of Macy’s West from 1992 until his appointment as Vice Chairman and Director of Stores. Mr. Borneo also serves as a director of Motorcar Parts of America, Inc.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Grill Concepts, Inc. press release, dated June 13, 2007, regarding nomination of Rudolph Borneo

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GRILL CONCEPTS, INC.
Dated: June 13, 2007
	By:	/s/ Wayne Lipschitz
Wayne Lipschitz
Vice President – Finance and Chief Financial Officer

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